Exhibit 10.35

CONCEPTUS, INC.

Amended and Restated Independent Director Equity Compensation Policy

Adopted December 11, 2007

1.             General.  This Amended and Restated Independent Director Equity Compensation Policy (the “Policy”) is adopted by the Board of Directors (the “Board”) in accordance with Section 12 of the Conceptus, Inc. Ninth Amended and Restated 2001 Equity Incentive Plan (the “Plan”) and amends and restates in its entirety that certain Independent Director Equity Compensation Policy adopted by the Board as of April 12, 2007 (the “Prior Policy”).  Capitalized but undefined terms used herein shall have the meanings provided for in the Plan.

2.             Board Authority.  Pursuant to Section 12 of the Plan, the Board is responsible for adopting a written policy for the grant of Awards under the Plan to Independent Directors, which policy is to specify, with respect to any such Awards, the type of Award(s) to be granted Independent Directors, the number of Shares to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board determines in its discretion.

3.             Initial Equity Grants to Independent Directors.  Each person who is initially elected to the Board as an Independent Director shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such initial election Restricted Stock Units with respect to that number of shares of Common Stock (subject to adjustment as provided in Section 18 of the Plan) calculated by dividing $300,000 by the per share Fair Market Value of the Common Stock on the date of grant (“Initial RSUs”).  Notwithstanding the foregoing, members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain members of the Board shall not receive Initial RSUs.

4.             Subsequent Equity Grants to Independent Directors.  Each person who is an Independent Director immediately following an annual meeting of stockholders (provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such annual meeting) shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting Stock Appreciation Rights with respect to that number of shares of Common Stock (subject to adjustment as provided in Section 18 of the Plan) calculated by dividing $112,000 by the per share Fair Market Value of the Common Stock on the date of grant (“Annual SARs”).  Members of the Board who are employees of the Company and who subsequently terminate employment with the Company and remain on the Board, to the extent that they are otherwise eligible, shall receive, after termination of employment with the Company, Annual SARs pursuant to this Section 4 (with the date of his or her termination of employment being deemed to be his or her date of initial election to the Board).

5.             Lead Independent Director and Committee Chair Grants.  In addition to the grants in Section 3 and Section 4:

(i)            the Lead Independent Director, as appointed by the Board, who is serving in such capacity immediately following an annual meeting of stockholders shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting Stock Appreciation Rights with respect to that number of shares of Common Stock (subject to adjustment as provided in Section 18 of the Plan) calculated by dividing $28,000 by the per share Fair Market Value of the Common Stock on the date of grant;

(ii)           the Independent Director who is serving as the Chair of the Audit Committee of the Board immediately following an annual meeting of stockholders shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting Stock Appreciation Rights with respect to that number of shares of Common Stock (subject to adjustment as provided in Section 18 of the Plan) calculated by dividing $17,500 by the per share Fair Market Value of the Common Stock on the date of grant; and

(iii)          the Independent Director who is serving as the Chair of the Compensation Committee of the Board immediately following an annual meeting of stockholders shall be granted, automatically and without necessity of any action by the Board or any committee thereof, on the date of such annual meeting Stock Appreciation Rights with respect to that number of shares of Common Stock (subject to adjustment as provided in Section 18 of the Plan) calculated by dividing $10,500 by the per share Fair Market Value of the Common Stock on the date of grant.

The Stock Appreciation Rights granted pursuant to this Section 5 shall each be referred to herein as  “Additional SARs”.

6.             Terms of Awards Granted to Independent Directors.

(i)            Stock Appreciation Rights.  The per Share exercise price of each Stock Appreciation Right granted to an Independent Director shall equal one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.  Annual SARs and Additional SARs shall vest and become exercisable as follows:  one half (1/2) of the shares subject to the Annual SARs and Additional SARs (rounded down to the next whole number of shares) shall vest on each anniversary of the date of grant for such Annual SARs and Additional SARs, such that the Annual SARs and the Additional SARs shall be one hundred percent (100%) vested on the second anniversary of the date of grant for such Annual SARs and Additional SARs.  Subject to Section 10 of the Plan, the term of each Stock Appreciation Right granted to an Independent Director shall be ten (10) years from the date the Stock Appreciation Right is granted.  No portion of a Stock Appreciation Right which is unexercisable at the time of an Independent Director’s termination of membership on the Board shall thereafter become exercisable.  Payment of each Stock Appreciation Right shall be in shares of Common Stock.

(ii)           Restricted Stock Units.  The Initial RSUs shall vest with respect to one fifth (1/5th) of the shares subject to such Restricted Stock Units on each anniversary of the date of grant such that one hundred percent (100%) of the shares subject to such grant of Restricted Stock Units shall be full vested on the fifth (5th) anniversary of the date of grant.  To the extent vested pursuant to the preceding sentence, the shares of Common Stock subject to each Restricted Stock Unit shall be transferred to the holder thereof as soon as administratively practicable following the date such holder ceases to be a Service Provider.  Any Restricted Stock Units which have not vested on or prior to the date an Independent Director ceases to be a Service Provider shall be automatically forfeited.  The Restricted Stock Unit agreement evidencing each grant of Initial RSUs shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

7.             Effect of Acquisition.  Upon an Acquisition of the Company, all Awards held by an Independent Director shall become fully vested and/or exercisable, irrespective of any other provisions of the Independent Director’s Award Agreement.

8.             Effect of Other Plan Provisions.  The other provisions of the Plan shall apply to the Awards granted automatically pursuant to this Policy, except to the extent such other provisions are inconsistent with this Policy.

9.             Treatment of Awards Previously Issued Under the Plan.  Prior to the Policy Effective Date (as hereinafter defined), the Company issued Awards to Independent Directors.  Those Awards will continue to be governed by Section 12 and Section 13 of the Plan or the Prior Policy, as the case may be, in either case, as in effect as of their date of grant; provided, however, that Section 7 of this Policy shall apply retroactively to such Awards previously granted.

10.           Incorporation of the Plan.  All applicable terms of the Plan apply to this Policy as if fully set forth herein, and all grants of Awards hereby are subject in all respect to the terms of such Plan.

11.           Written Grant Agreement.  The grant of any Award under this Policy shall be made solely by and subject to the terms set forth in a written agreement in a form to be approved by the Board and duly executed by an executive officer of the Company.

12.           Policy Subject to Amendment, Modification and Termination.  This Policy may be amended, modified or terminated by the Board in the future at its sole discretion.  No Independent Director shall have any rights hereunder unless and until an Award is actually granted.  Without limiting the generality of the foregoing, the Board hereby expressly reserves the authority to terminate this Policy during any year up and until the election of directors at a given annual meeting of stockholders.

13.           Effectiveness.  This policy shall become effective as of January 1, 2008 (the “Policy Effective Date”).

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